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                                  Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement dated March 19, 1996 on Form S-4 (concerning the acquisition of The Armstrong County Trust Company by BT Financial Corporation) of our report dated January 24, 1995, on our audits of the consolidated financial statements of BT Financial Corporation and subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND LLP

Coopers & Lybrand LLP
600 Grant Street
Pittsburgh, PA
March 19, 1996